                                                                 Exhibit 99.b.16

                     SCHEDULE OF COMPUTATION OF PERFORMANCE
                                   QUOTATIONS

                                 P(1+T)n=ERV

Where:          P =   Hypothetical Initial Payment of $1000
                T =   Average Annual Total Return
                n =   Number of Years
              ERV =   Ending Redeemable Value of Hypothetical $1000
                      Investment Made at the Beginning of the Year


                                  ONE YEAR PERIOD                        FIVE YEAR PERIOD
                                  (11/1/96 - 10/31/97)                   (11/1/92 - 10/31/97)
                                  --------------------                   --------------------
BALANCED FUND                     1000(1+ .195200)=1195.100              1000(1+ .144547)(5)=1964.121
Inception date (7/1/87)                   (19.52%)                                (14.45%)


GROWTH AND INCOME FUND
Inception date (7/1/87)           1000(1+ .276000)=1276.000              1000(1+ .187795)(5)=2364.327
                                          (27.60%)                                (18.78%)


INTERNATIONAL EQUITY
FUND                              1000(1+ .184400)=1184.400              1000(1+ .176997)(5)=2258.795
Inception date (8/7/91)                   (18.44%)                                (17.70%)


LIMITED-TERM INCOME
FUND                              1000(1+ .059018)=1059.018              1000(1+ .051549)(5)=1285.723
Inception date (12/3/87)                  (5.90%)                                 (5.15%)


MONEY MARKET FUND -
MILEAGE CLASS                     1000(1+ .051444)=1051.444              1000(1+ .044913)(5)=1245.663
Inception date (9/1/87)                   (5.14%)                                 (4.49%)


MUNICIPAL MONEY
MARKET FUND                       1000(1+ .031798)=1031.798                            N/A
Inception date (11/10/93)                 (3.18%)


U.S. GOVERNMENT MONEY
MARKET FUND                       1000(1+.050020)= 1050.020              1000(1+ .043502)(5)=1237.276
Inception date (3/2/92)                   (5.00%)                                 (4.35%)



                                  TEN YEAR PERIOD
                                  (11/1/87 - 10/31/97)                       SINCE INCEPTION TO 10/31/97
                                  --------------------                       ---------------------------
                                                                                               (10.2904)
BALANCED FUND                     1000(1+ .128812)(10)=3359.048              1000(1+ .114404) = 3048.511
Inception date (7/1/87)                        (12.88%)                                (11.44%)


GROWTH AND INCOME FUND                                                                         (10.2904)
Inception date (7/1/87)           1000(1+ .160980)(10)=4448.846              1000(1+ .135366) = 3692.923
                                               (16.10%)                                (13.54%)


INTERNATIONAL EQUITY                                                                            (6.2356)
FUND                                          N/A                            1000(1+ .118691) = 2012.505
Inception date (8/7/91)                                                                (11.87%)


LIMITED-TERM INCOME                                                                             (9.9123)
FUND                                          N/A                            1000(1+ .067823) = 1916.432
Inception date (12/3/87)                                                               (6.78%)


MONEY MARKET FUND -                                                                            (10.1671)
MILEAGE CLASS                     1000(1+ .059100)(10)=1775.700              1000(1+ .059260)= 1795.575
Inception date (9/1/87)                        (5.91%)                                 (5.93%)


MUNICIPAL MONEY                                                                                 (3.9753)
MARKET FUND                                   N/A                            1000 (1+ .029866)= 1124.106
Inception date (11/10/93)                                                              (2.99%)


U.S. GOVERNMENT MONEY                                                                           (5.6685)
MARKET FUND                                   N/A                            1000 (1+ .042653)= 1267.142
Inception date (3/2/92)                                                                (4.27%)

                     SCHEDULE FOR COMPUTATION OF PERFORMANCE
                                   QUOTATIONS


            MONEY MARKET FUNDS - FOR THE 7 DAY PERIOD ENDED 10/31/97

                                                 CURRENT YIELD                               EFFECTIVE YIELD
                                                 -------------                               ---------------
     MONEY MARKET FUND-MILEAGE CLASS             (.0009785443 x (365/7)) = 5.10%             ((.0009785443 + 1)(365/7) -1) = 5.23%
     MUNICIPAL MONEY MARKET FUND                 (.0006124674 x (365/7)) = 3.19%             ((.0006124674 + 1)(365/7) -1) = 3.24%
     U.S. GOVERNMENT MONEY MARKET FUND           (.0009646125 x (365/7)) = 5.03%             ((.0009646125 + 1)(365/7) -1) = 5.16%



        MUNICIPAL MONEY MARKET FUND - FOR THE 7 DAY PERIOD ENDED 10/31/97

CURRENT TAX EQUIVALENT YIELD                                          EFFECTIVE TAX EQUIVALENT YIELD
----------------------------                                          ------------------------------
(.0006124674 x (365/7))/(1-.396) = 5.29%                              ((.0006124674 + 1)(365/7) -1)/(1-.396) = 5.37%


 LIMITED - TERM INCOME FUND - 30 DAY S.E.C. YIELD FOR THE PERIOD ENDING 10/31/97

                   30 day yield = 2x{((a-b) + 1)(6) - 1}
                                      -----
                                       cd

Where:     a = Dividends and interest earned during the period.

           b = Expenses accrued for the period (net of reimbursements)

           c = The average daily number of shares outstanding during the period entitled to receive dividends

           d = The maximum offering price per share on the last day of the period.

                    2x{((5,517.290 - 770.530)  +  1)6  -  1} = 5.130%
                        ---------------------
                            116,879 x 9.60

  LIMITED - TERM INCOME FUND MONTHLY DISTRIBUTION RATE FROM 10/1/97 TO 10/31/97

                       Monthly Dividend Rate = A/P*(365/n)

Where:      A = Dividend accrual per share during the month
                                        (income distributions)

            P = Share price at the end of month

            n = Number of Days

                         .0498393512/9.60x(365/31)=6.11%

                     SCHEDULE OF COMPUTATION OF PERFORMANCE
                                   QUOTATIONS

                                 PLATINUM CLASS


                               ONE YEAR PERIOD                      FIVE YEAR PERIOD
PLATINUM CLASS                 (11/1/96 - 10/31/97)                 (11/1/92 - 10/31/97)
--------------                 -------------------------------      ---------------------------------
MONEY MARKET FUND Inception    1000(1+ .048677)= 1048.677           1000(1+ .045630)(5)= 1249.943
date (9/1/87)                            (4.87)                                  (4.56%)

MONEY MARKET MILEAGE FUND
Inception date (9/1/87)        1000(1+ .047055)= 1047.055           1000(1+ .043372)(5)= 1236.505
                                         (4.71%)                                 (4.34%)

MUNICIPAL MONEY MARKET FUND
Inception date (11/10/93)      1000(1+ .027910)= 1027.910                        N/A
                                         (2.79%)

U.S. GOVERNMENT MONEY
MARKET FUND                    1000(1+ .046138)= 1046.138           1000(1+ .043241)(5)= 1235.729
Inception date (3/2/92)                  (4.61%)                                 (4.32%)


                               TEN YEAR PERIOD
PLATINUM CLASS                 (11/1/87 - 10/31/97)                      SINCE INCEPTION TO 10/31/97
--------------                 ------------------------------            ---------------------------
                                                                                       (10.1671)
MONEY MARKET FUND Inception    1000(1+ .059727)(10)= 1786.241            1000(1+ .059877)= 1806.238
date (9/1/87)                             (5.97%)                                (5.99%)

MONEY MARKET MILEAGE FUND                                                              (10.1671)
Inception date (9/1/87)        1000(1+ .058319)(10)= 1762.649            1000(1+ .058492)= 1782.383
                                          (5.83%)                                (5.85%)

MUNICIPAL MONEY MARKET FUND                                                            (3.9753)
Inception date (11/10/93)                     N/A                        1000(1+ .029672)= 1123.264
                                                                                 (2.97%)

U.S. GOVERNMENT MONEY                                                                  (5.6685)
MARKET FUND                                   N/A                        1000(1+ .042422)= 1260.070
Inception date (3/2/92)                                                          (4.24%)

            MONEY MARKET FUNDS - FOR THE 7 DAY PERIOD ENDED 10/31/97

PLATINUM CLASS                               CURRENT YIELD                             EFFECTIVE YIELD
--------------                               -------------                             ---------------
MONEY MARKET FUND                            (.0009249342 x (365/7)) = 4.82%           ((.0009249342 + 1)(365/7) -1) = 4.94%
MONEY MARKET MILEAGE FUND                    (.0008959967 x (365/7)) = 4.67%           ((.0008959967 + 1)(365/7) -1) = 4.78%
MUNICIPAL MONEY MARKET FUND                  (.0005357551 x (365/7)) = 2.79%           ((.0005357551 + 1)(365/7) -1) = 2.83%
U.S GOVERNMENT MONEY MARKET FUND             (.0008904009 x (365/7)) = 4.64%           ((.0008904009 + 1)(365/7) -1) = 4.75%



                  MUNICIPAL MONEY MARKET FUND - PLATINUM CLASS-
                       FOR THE 7 DAY PERIOD ENDED 10/31/96

           CURRENT TAX EQUIVALENT YIELD                                 EFFECTIVE TAX EQUIVALENT YIELD
           ----------------------------                                 ------------------------------
           (.0005357551x (365/7))/(1-.396) = 4.63%                      ((.0005357551 + 1)(365/7) -1)/(1-.396) = 4.69%